   SERVICES ACQUISITION CORP. INTERNATIONAL AND JAMBA JUICE COMPANY AGREE TO
                     FURTHER EXTEND MERGER TERMINATION DATE

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--August 30, 2006-- Services Acquisition
Corp. International (AMEX:SVI; AMEX:SVI.U; AMEX:SVI.WT; "SACI") and Jamba Juice
Company jointly announce that they have extended the date upon which either party may terminate the merger agreement between them to November 17, 2006, from
September 15, 2006.

This extension is due to the additional time needed to update the proxy to include Jamba Juice Company's recently completed fiscal year-end financial statements and to respond to Securities and Exchange Commission comments on the proxy.

In addition, SACI announces that investors in its private placement financings have also approved extending their commitment date to November 17, 2006, from
September 15, 2006. SACI intends to announce a new record date, previously fixed at the close of business on July 28, 2006, for the determination of stockholders entitled to notice of, and to vote at, the special meeting of stockholders.

Steve Berrard and Paul Clayton, the Chief Executive Officers of SACI and Jamba
Juice Company, respectively, jointly commented, "While we are working on the final stages of completing the transaction, the Board of Directors of both SACI and Jamba Juice Company continue to be excited about the opportunities for the combined company."

About SACI

SACI is a blank check company that was formed for the specific purpose of consummating a business combination. SVI raised net proceeds of approximately
$127 million through its initial public offering consummated in July 2005 and prior to the merger agreement with Jamba Juice Company had dedicated its time to seeking and evaluating business combination opportunities. The management of
SACI includes former executives from organizations such as Blockbuster
Entertainment Group, AutoNation and Boca Resorts.

About Jamba Juice Company

Jamba Juice Company is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Founded in 1990 in California, today
Jamba Juice Company has more than 565 company and franchised stores in 23 states nationwide with 9,000 employees. For the nearest location or a complete menu including new All Fruit Smoothies, please call: 1-866-4R-FRUIT or visit the website at http://www.jambajuice.com

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, about SACI, Jamba Juice
Company and the proposed merger. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of SACI's and Jamba Juice Company's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of SACI's stockholders to approve the plan and agreement of merger and the transactions contemplated thereby; the number and percentage of SACI stockholders voting against the proposed merger; changing interpretations of generally accepted accounting principles; continued
compliance with government regulations; legislation or regulatory environments, requirements or changes

adversely affecting the businesses in which Jamba Juice Company is engaged;
demand for the products and services that Jamba Juice Company provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in SACI's filings with the Securities and Exchange
Commission. The information set forth herein should be read in light of such risks. Neither SACI nor Jamba Juice Company assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed merger and related proposals that will be voted on at the Special Meeting, SACI has filed a preliminary proxy statement, as amended, with the Securities and Exchange Commission that is pending SEC approval; a final proxy statement will be mailed to the stockholders of SACI who are stockholders as of the Record Date. SACI's stockholders are urged to read the proxy statement and other relevant materials as they become available as they will contain important information about the merger with Jamba Juice
Company and the related proposals. SACI stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to SACI, 401 East Las Olas Boulevard, Suite 1140,
Fort Lauderdale, Florida 33301.

SACI and its officers and directors may be deemed to have participated in the solicitation of proxies from SACI's stockholders in favor of the approval of the merger and related private placement financing. Information concerning SACI's directors and executive officers is set forth in the publicly filed documents of
SACI. Stockholders may obtain more detailed information regarding the direct and indirect interests of SACI and its directors and executive officers in the acquisition and related private placement financing by reading the preliminary and definitive proxy statements regarding the merger and private placement financing, which will be filed with the SEC.

CONTACT:
For SACI, Fort Lauderdale
Boardroom Communications, Inc.
Julie Silver, 954-370-8999

or

For Jamba Juice Company
Integrated Corporate Relations
Don Duffy, 203-682-8200
investors@jambajuice.com